Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Annual Report on Form 10-K of Texas Instruments Incorporated of our reports dated February 17, 2005, with respect to the consolidated financial statements of Texas Instruments Incorporated, Texas Instruments Incorporated management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Texas Instruments Incorporated, included in the 2004 Annual Report to Stockholders of Texas Instruments Incorporated.

Our audits also included the financial statement schedule of Texas Instruments Incorporated listed in Item 15(a). This schedule is the responsibility of Texas Instruments Incorporated’s management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the following registration statements, and in the related prospectuses thereto, of our reports dated February 17, 2005 with respect to the consolidated financial statements of Texas Instruments Incorporated, Texas Instruments Incorporated management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Texas Instruments Incorporated, included in or incorporated by reference in this Annual Report on Form 10-K for the year ended December 31, 2004: Registration Statements (Forms S-8) No. 33-42172, No. 33-54615, No. 333-07127 (as amended), No. 333-41913, No. 333-41919, No. 333-31321 (as amended), No. 333-31323, No. 333-48389, No. 333-44662, No. 333-103574, No. 333-107759, No. 333-107760 and No. 333-107761 and Registration Statements (Forms S-3) No. 33-48840, No. 33-39628, No. 333-03571 (as amended), No. 333-93011, and No. 333-44572 (as amended), and Registration Statements (Forms S-4) No. 333-89433 (as amended), No. 333-89097, No. 333-87199, No. 333-80157 (as amended), and No. 333-41030 (as amended).

/S/ ERNST & YOUNG LLP
ERNST & YOUNG LLP

Dallas, Texas

February 21, 2005